UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

DATA443 RISK MITIGATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30542	86-0914051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 J Morris Commons Lane, Suite 105

Morrisville, North Carolina 27560

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 919-858-6542

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On 14 June 2021 Data443 Risk Mitigation, Inc. (the “Company”) was advised by the Nevada Secretary of State that it had accepted the Company’s filing of a Certificate of Amendment to the Articles of Incorporation, with a filing and effective date of 10 June 2021 (the “Certificate of Amendment”). The Certificate of Amendment (i) reduced the number of authorized shares of common stock to one billion (1,000,000,000); and, (ii) effected a reverse stock split (the “Reverse Stock Split”) of its issued common stock in a ratio of 1-for-2,000. Both actions were previously approved by the Company’s stockholders and Board of Directors. The preferred stock of the Company was not changed.

As a result of the Reverse Stock Split, every 2,000 shares of the Company’s issued and outstanding common stock, par value $0.001 per share, will be converted into one (1) share of common stock, par value $0.001 per share, reducing the number of issued and outstanding shares of the Company’s common stock from approximately 1,483,888,915 to approximately 741,944. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares of the Company’s common stock not evenly divisible by 2,000 will have the number of post-Reverse Stock Split shares of the Company’s common stock to which they are entitled rounded up to the nearest whole number of shares of the Company’s common stock. No stockholders will receive cash in lieu of fractional shares. Registered stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the post Reverse Stock Split amount. Registered stockholders holding physical common share certificates will receive a letter of transmittal from the Company’s transfer agent, Madison Stock Transfer, Inc., with specific instructions regarding the exchange of their certificates. The above description of the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to (i) the Schedule 14C Definitive Information Statement filed by the Company with the SEC on June 17, 2021; and, (ii) the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1.

The Company has made application to FINRA in order to effect the Reverse Split. Upon a determination by FINRA the Reverse Stock Split will be effected. At that time, the new CUSIP Number for the Company’s common stock will be 23804G 203.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On 19 February 2021 the holders of 64.1% of the issued and outstanding shares of stock of the Company entitled to vote took action by their written consent and without a meeting, pursuant to Nevada Revised Statute 78.320. The number of shares entitled to vote was deemed to be 3,521,368,930, representing the total number of issued and outstanding shares of (i) common stock; and, (ii) Series A Preferred Stock converted into common stock for purposes of voting. The Certificate of Amendment was approved. 2,256,048,075 shares were voted in favor of the Certificate of Amendment, and such stockholders signed a written consent taking such action without a meeting or involvement of the Company. The written consent was delivered to the Company on 19 February 2021.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following Exhibits are furnished with this Report:

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 21 June 2021	DATA443 RISK MITIGATION, INC.

	BY:	/S/ JASON REMILLARD
Jason Remillard,
Chief Executive Officer

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